Exhibit 99.2

EMPIRE STATE REALTY TRUST
Supplemental Operating and Financial Data
December 31, 2018

Fourth Quarter 2018

Forward-looking Statements

We make forward-looking statements in this supplemental package within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely on them as predictions of future events. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections.

You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or similar words or phrases in the positive or negative. In particular, forward looking statements include those pertaining to our capital resources, portfolio performance, dividend policy, results of operations, anticipated growth in our portfolio from operations, acquisitions, and market conditions and demographics.

Forward-looking statements involve numerous risks and uncertainties, many of which are difficult to predict and generally beyond our control. They depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry and markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of legal proceedings involving our company; reduced demand for office or retail space; new office or observatory development in our market; general volatility of the capital and credit markets and the market price of our Class A common stock and listed operating partnership units; changes in our business strategy; defaults on, early terminations of, or non-renewal of, leases by tenants; insolvency of a major tenant or a significant number of smaller tenants; litigation; fluctuations in interest rates; increased operating costs; declining real estate valuations and impairment charges; availability, terms and deployment of capital; our failure to obtain necessary outside financing; our expected leverage; decreased rental rates or increased vacancy rates; breach of or the expiration of our ground lease; our failure to generate sufficient cash flows to service our outstanding indebtedness; our failure to redevelop, renovate and reposition properties or to execute any planned capital project, successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate acquisitions, dispositions and development (including our Metro Tower development site), including construction delays and cost overruns; our failure to operate acquired properties and operations successfully; our ability to manage our growth effectively; changes in governmental regulations, tax laws and rates and similar matters; estimates relating to our ability to make distributions to our securityholders in the future; our failure to qualify as a REIT; a future terrorist event in the U.S.; environmental uncertainties and risks related to adverse weather conditions and natural disasters; lack or insufficient amounts of insurance; financial market fluctuations; availability of, and our ability to attract and retain, qualified personnel; conflicts of interest affecting our senior management team; competition; changes in real estate and zoning laws and increases in real property tax rates; inability to comply with applicable rules and regulations and, in particular, public companies and damages resulting from security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our technology (IT) networks related systems. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes after the date of this presentation, except as required by applicable law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and other risks described in documents we subsequently file from time to time with the Securities and Exchange Commission.

Fourth Quarter 2018

COMPANY PROFILE

Empire State Realty Trust, Inc., or the Company, is a leading real estate investment trust (REIT) that owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building.

BOARD OF DIRECTORS

Anthony E. Malkin	Chairman and Chief Executive Officer
William H. Berkman	Director, Chair of Finance Committee
Leslie D. Biddle	Director
Thomas J. DeRosa	Director
Steven J. Gilbert	Director, Lead Director
S. Michael Giliberto	Director, Chair of Audit Committee
James D. Robinson IV	Director, Chair of Compensation and Nominating/Corporate Governance Committees

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman and Chief Executive Officer
John B. Kessler	President and Chief Operating Officer
Thomas P. Durels	Executive Vice President, Real Estate
David A. Karp	Executive Vice President and Chief Financial Officer
Thomas N. Keltner, Jr.	Executive Vice President, General Counsel and Secretary

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	Greg Faje	Trading Symbol: ESRT
New York, NY 10120	IR@empirestaterealtytrust.com
www.empirestaterealtytrust.com
(212) 687-8700

RESEARCH COVERAGE

Bank of America Merrill Lynch	Jeffrey Spector	(646) 855-1363	jeff.spector@baml.com
	James Feldman	(646) 855-5808	james.feldman@baml.com
BMO Capital Markets Corp.	John Kim	(212) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212) 738-6140	tcatherwood@btig.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Jason Green	(212) 446-9449	jason.green@evercoreisi.com
Goldman Sachs & Co. LLC	Andrew Rosivach	(212) 902-4736	rosivach@gs.com
Green Street Advisors	Daniel Ismail	(949) 640-8780	dismail@greenstreetadvisors.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@key.com
	Craig Mailman	(917) 368-2316	cmailman@key.com
Stifel	John Guinee	(443) 224-1307	jwguinee@stifel.com
Wells Fargo Securities, LLC	Blaine Heck	(443) 263-6529	blaine.heck@wellsfargo.com

Fourth Quarter 2018
Financial Highlights
(unaudited and dollars in thousands, except per share amounts)

	Three Months Ended
	December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017
Selected Items:
Revenue	$199,309		$186,402		$178,529		$167,271		$182,297
Net income	$39,781		$29,230		$30,184		$18,058		$32,260
Cash net operating income (1) (2)	$113,336		$99,138		$96,580		$81,149		$98,898
Core funds from operations (“Core FFO”) (1)	$87,276		$72,957		$70,957		$59,250		$74,914
Core funds available for distribution (“Core FAD”) (1)	$68,142		$59,205		$60,830		$51,170		$57,467
Core FFO per share - diluted	$0.29		$0.25		$0.24		$0.20		$0.25
Diluted weighted average shares	297,492,000		297,478,000		297,244,000		296,827,000		297,898,000
Dividends declared and paid per share	$0.105		$0.105		$0.105		$0.105		$0.105
Portfolio Statistics:
Number of properties	20		20		20		20		20
Total rentable square footage	10,128,839		10,126,547		10,140,545		10,143,376		10,144,638
Percent occupied (3)	88.8%		88.4%		88.4%		88.1%		89.6%
Percent leased (4)	91.8%		92.1%		91.4%		91.5%		92.2%
Observatory Metrics:
Number of visitors (5)	945,000		1,168,000		1,049,000		644,000		991,000
Change in visitors year over year	(4.6%)		(5.6%)		(4.1%)		4.1%		(4.7%)
Observatory revenues (6)	$34,536		$40,241		$35,201		$21,249		$32,906
Change in revenues year over year	4.9%		2.4%		3.6%		1.5%		(2.4%)
Ratios:
Consolidated Debt to Total Market Capitalization (7)	30.8%		27.6%		27.0%		27.4%		21.5%
Consolidated Net Debt to Total Market Capitalization (7)	23.4%		20.4%		19.7%		19.5%		16.6%
Consolidated Debt and Perpetual Preferred Units to Total Market Capitalization (7)	31.2%		28.0%		27.4%		27.8%		21.9%
Consolidated Net Debt and Perpetual Preferred Units to Total Market Capitalization (7)	23.8%		20.8%		20.1%		19.9%		17.0%
Consolidated Debt to EBITDA (8)	5.2	x	5.5	x	5.5	x	5.5	x	4.8	x
Consolidated Net Debt to EBITDA (8)	3.6	x	3.7	x	3.6	x	3.5	x	3.5	x
Interest Coverage Ratio	5.7	x	5.0	x	4.8	x	4.4	x	5.8	x
Core FFO Payout Ratio (9	35%		44%		45%		53%		42%
Core FAD Payout Ratio (10)	45%		54%		52%		62%		55%
Class A common stock price at quarter end	$14.23		$16.61		$17.10		$16.79		$20.53
Average closing price	$15.65		$17.07		$16.89		$18.10		$20.46
Dividends per share - annualized	$0.42		$0.42		$0.42		$0.42		$0.42
Dividend yield (11)	3.0%		2.5%		2.5%		2.5%		2.0%
Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560,360		1,560,360		1,560,360		1,560,360		1,560,360
Class A common stock	173,872,536		168,176,734		166,658,962		163,321,049		160,424,575
Class B common stock	1,038,090		1,044,169		1,045,670		1,048,161		1,052,469
Operating partnership units	128,415,440		134,112,696		135,628,967		138,627,149		138,932,443

Total common stock and operating partnership units outstanding (12)	303,326,066		303,333,599		303,333,599		302,996,359		300,409,487

Notes:

(1)

Represents non-GAAP financial measures. For a discussion on what these metrics represent and why the Company presents them, see page 23 and for a reconciliation of these metrics to net income, see pages 5 and 19.

(2)	Interest income has been reclassed from Other Revenues and Fees to Other Income (Expense) and is not included in Revenues.
(3)	Based on leases signed and commenced as of end of period.
(4)	Represents occupancy and includes signed leases not commenced.
(5)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(6)	Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. See page 16.
(7)

Market capitalization represents the sum of (i) Company’s common stock per share price as of December 31, 2018 multiplied by the total outstanding number of shares of common stock and operating partnership units as of December 31, 2018; (ii) the number of perpetual preferred units at December 31, 2018 multiplied by $16.62 and (iii) our outstanding indebtedness or net indebtedness as of December 31, 2018.

(8)	Calculated based on trailing 12 months EBITDA.
(9)	Represents the amount of Core FFO paid out in distributions.
(10)	Represents the amount of Core FAD paid out in distributions.
(11)	Based on the closing price per share of Class A common stock on December 31, 2018.
(12)

As of December 31, 2018, the Company has had conversions from operating partnership units and Class B common shares to Class A common shares totaling 46.8 million shares or approximately $667 million at a closing share price of $14.23. This represents a 57% increase in the number of Class A shares since the IPO.

Fourth Quarter 2018
Property Summary - Net Operating Income (“NOI”) by Quarter
(unaudited and dollars in thousands)

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Total Portfolio
Revenues	$164,484	$145,849	$142,952	$145,559	$149,079
Operating expenses	(71,565)	(73,387)	(68,493)	(73,260)	(70,319)

Net operating income (“NOI”)	92,919	72,462	74,459	72,299	78,760
Straight-line rent	(5,445)	(5,000)	(5,809)	(5,853)	(5,963)
Above/below-market rent revenue amortization	(1,733)	(1,668)	(1,551)	(1,168)	(1,567)
Below-market ground lease amortization	1,958	1,957	1,958	1,958	1,958

Total cash NOI - excluding Observatory	87,699	67,751	69,057	67,236	73,188
Observatory cash NOI	25,637	31,387	27,523	13,913	25,710

Total cash NOI - including Observatory	$113,336	$99,138	$96,580	$81,149	$98,898

Manhattan Office Portfolio (1)
Revenues	$140,443	$122,687	$119,384	$122,303	$124,422
Operating expenses	(60,919)	(62,464)	(58,457)	(63,218)	(59,760)

NOI	79,524	60,223	60,927	59,085	64,662
Straight-line rent	(5,037)	(4,068)	(4,970)	(6,089)	(5,840)
Above/below-market rent revenue amortization	(1,733)	(1,668)	(1,551)	(1,168)	(1,567)
Below-market ground lease amortization	1,958	1,957	1,958	1,958	1,958

Cash NOI	$74,712	$56,444	$56,364	$53,786	$59,213

Greater New York Office Portfolio
Revenues	$19,287	$18,536	$18,741	$18,697	$19,710
Operating expenses	(8,839)	(9,069)	(8,326)	(8,425)	(8,800)

NOI	10,448	9,467	10,415	10,272	10,910
Straight-line rent	(516)	(1,014)	(895)	(285)	(272)
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Cash NOI	$9,932	$8,453	$9,520	$9,987	$10,638

Standalone Retail Portfolio
Revenues	$4,754	$4,626	$4,827	$4,559	$4,947
Operating expenses	(1,807)	(1,854)	(1,710)	(1,617)	(1,759)

NOI	2,947	2,772	3,117	2,942	3,188
Straight-line rent	108	82	56	521	149
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Cash NOI	$3,055	$2,854	$3,173	$3,463	$3,337

Note:

(1)	Includes 513,606 rentable square feet of retail space in the Company’s nine Manhattan office properties.

Fourth Quarter 2018
Net Operating Income (“NOI”), Initial Free Rent Burn-Off and Signed Leases Not Commenced
(unaudited and dollars in thousands)

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Reconciliation of Net Income to NOI and Cash NOI
Net income	$39,781	$29,230	$30,184	$18,058	$32,260
Add:
General and administrative expenses	13,673	13,148	13,225	12,628	13,749
Depreciation and amortization	46,682	42,475	39,468	39,883	40,842
Interest expense	20,849	20,658	20,525	17,591	16,364
Income tax expense (benefit)	1,312	2,135	1,455	(260)	2,340
Less:
Third-party management and other fees	(289)	(312)	(376)	(463)	(312)
Interest income	(3,452)	(3,485)	(2,499)	(1,225)	(773)

Net operating income	118,556	103,849	101,982	86,212	104,470
Straight-line rent	(5,445)	(5,000)	(5,809)	(5,853)	(5,963)
Above/below-market rent revenue amortization	(1,733)	(1,668)	(1,551)	(1,168)	(1,567)
Below-market ground lease amortization	1,958	1,957	1,958	1,958	1,958

Total cash NOI - including Observatory	113,336	99,138	96,580	81,149	98,898
Less: Observatory NOI	(25,637)	(31,387)	(27,523)	(13,913)	(25,710)

Total cash NOI - excluding Observatory	$87,699	$67,751	$69,057	$67,236	$73,188

Cash NOI by Portfolio
Manhattan Office Portfolio	$74,712	$56,444	$56,364	$53,786	$59,213
Greater New York Office Portfolio	9,932	8,453	9,520	9,987	10,638
Standalone Retail Portfolio	3,055	2,854	3,173	3,463	3,337

Total cash NOI - excluding Observatory	87,699	67,751	69,057	67,236	73,188
Observatory cash NOI	25,637	31,387	27,523	13,913	25,710

Total cash NOI - including Observatory	$113,336	$99,138	$96,580	$81,149	$98,898

Schedule of Initial Free Rent Burn-Off

As of December 31, 2018, the Company had approximately $51 million of annualized cash rents that have yet to contribute to Cash NOI:

		Base Cash Rent Contributing to Cash NOI in the Following Years on a Cumulative Basis
	Annualized Initial Base Cash Rent
Total Portfolio		2019	2020	2021	2022
Commenced leases in free rent period	$31,557	$20,985	$30,871	$31,557	$31,557
Signed leases not commenced	19,740	2,517	17,438	19,740	19,740

Total	$51,297	$23,502	$48,309	$51,297	$51,297

Signed leases not commenced (“SLNC”)

Tenant	Square Feet	12/31/18 Escalated Annual Rent	New Annual Rent	Expected Base Rent Commencement		Incremental Annual Revenue
				GAAP	Cash
Diligent Corporation	44,700	$730	$2,860	Jan. 2019 - Mar. 2020	Sept. 2019 -Nov. 2020	$2,130
Hospitals Insurance Co.	41,836	2,420	2,590	May 2019	Nov. 2019	170
Fragomen, Del Rey, Bernsen & Loewy LLP	107,680	1,110	5,920	Jul. 2019	Jan. 2020	4,810
Prime Clerk LLC	15,675	—	850	Apr. 2019	Jan. 2020	850
G&S Business Communications	19,285	—	1,230	Apr. 2019	Jan. 2020	1,230
Institutional Capital Network	17,613	—	1,130	Aug. 2019	Mar. 2020	1,130
Kaplan Hecker & Fink LLP	26,997	920	2,000	Mar. 2020	Apr. 2020	1,080
Signature Bank	71,787	—	4,240	Sept. 2019	May 2020	4,240
Other SLNC	68,839	40	4,140	Jan. 2019 - Sept. 2019	Jan. 2019 -Nov. 2019	4,100

Total	414,412	$5,220	$24,960			$19,740

Fourth Quarter 2018
Property Summary - Leasing Activity by Quarter
(unaudited)

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Total Portfolio
Total leases executed	35	43	37	41	55
Weighted average lease term	10.5 years	9.8 years	6.1 years	7.1 years	8.1 years
Average free rent period	5.4 months	6.8 months	4.5 months	4.8 months	6.4 months
Office
Total square footage executed	241,978	353,686	142,286	253,626	252,244
Average cash rent psf - leases executed	$62.44	$58.47	$55.45	$54.51	$56.14
Previously escalated cash rents psf	$49.69	$47.10	$46.86	$48.53	$44.85
Percentage of new cash rent over previously escalated rents	25.7%	24.1%	18.3%	12.3%	25.2%
Retail
Total square footage executed	4,782	413	1,131	5,904	22,744
Average cash rent psf - leases executed	$104.57	$65.03	$122.02	$175.43	$115.33
Previously escalated cash rents psf	$128.16	$63.22	$122.83	$175.43	$86.38
Percentage of new cash rent over previously escalated rents	(18.4%)	2.9%	(0.7%)	0.0%	33.5%
Total Portfolio
Total square footage executed	246,760	354,099	143,417	259,530	274,988
Average cash rent psf - leases executed	$63.57	$58.48	$55.99	$57.29	$61.42
Previously escalated cash rents psf	$51.32	$47.12	$47.48	$51.44	$48.45
Percentage of new cash rent over previously escalated rents	23.9%	24.1%	17.9%	11.4%	26.8%
Leasing commission costs per square foot	$26.07	$22.33	$10.66	$15.35	$18.06
Tenant improvement costs per square foot	86.99	75.17	66.27	49.54	65.95

Total LC and TI per square foot (2)	$113.06	$97.50	$76.93	$64.89	$84.01

Occupancy	88.8%	88.4%	88.4%	88.1%	89.6%
Manhattan Office Portfolio (1)
Total leases executed	28	37	30	31	41
Office - New Leases
Total square footage executed	204,999	281,844	83,251	158,932	170,669
Average cash rent psf - leases executed	$64.82	$61.84	$62.88	$59.51	$61.31
Previously escalated cash rents psf	$49.85	$48.56	$49.69	$48.05	$45.80
Percentage of new cash rent over previously escalated rents	30.0%	27.3%	26.5%	23.8%	33.9%
Office - Renewal Leases
Total square footage executed	13,547	33,212	27,738	33,964	43,237
Average cash rent psf - leases executed	$60.75	$53.77	$53.48	$56.31	$53.72
Previously escalated cash rents psf	$56.55	$46.90	$49.35	$56.22	$47.65
Percentage of new cash rent over previously escalated rents	7.4%	14.7%	8.4%	0.2%	12.7%
Retail - New and Renewal Leases
Total square footage executed	862	413	1,131	—	20,366
Average cash rent psf - leases executed	$78.30	$65.03	$122.02	$—	$99.98
Previously escalated cash rents psf	$78.30	$63.22	$122.83	$—	$70.61
Percentage of new cash rent over previously escalated rents	0.0%	2.9%	(0.7%)	0.0%	41.6%
Total Manhattan Office Portfolio
Total square footage executed	219,408	315,469	112,120	192,896	234,272
Average cash rent psf - leases executed	$64.62	$61.00	$61.15	$58.94	$63.27
Previously escalated cash rents psf	$50.38	$48.40	$50.35	$49.49	$48.30
Percentage of new cash rent over previously escalated rents	28.3%	26.0%	21.5%	19.1%	31.0%
Leasing commission costs per square foot	$27.50	$24.23	$11.70	$18.56	$19.02
Tenant improvement costs per square foot	90.85	79.42	68.11	63.22	69.16

Total LC and TI per square foot (2)	$118.35	$103.65	$79.81	$81.78	$88.18

Occupancy	88.9%	88.3%	88.1%	87.3%	89.0%

Fourth Quarter 2018
Property Summary - Leasing Activity by Quarter - (Continued)
(unaudited)

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Greater New York Office Portfolio
Total leases executed	6	6	7	8	11
Total square footage executed	23,432	38,630	31,297	60,730	38,338
Average cash rent psf - leases executed	$42.59	$37.92	$34.31	$39.85	$35.89
Previously escalated cash rents psf	$44.30	$36.63	$35.43	$45.36	$37.45
Percentage of new cash rent over previously escalated rents	(3.9%)	3.5%	(3.2%)	(12.1%)	(4.2%)
Leasing commission costs per square foot	$11.32	$6.81	$6.95	$4.21	$10.35
Tenant improvement costs per square foot	50.30	40.47	59.68	7.89	50.40

Total LC and TI per square foot (2)	$61.62	$47.28	$66.63	$12.10	$60.75

Occupancy	87.6%	88.3%	88.9%	90.8%	91.2%
Standalone Retail Portfolio
Total leases executed	1	—	—	2	3
Total square footage executed	3,920	—	—	5,904	2,378
Average cash rent psf - leases executed	$110.34	$—	$—	$175.42	$246.78
Previously escalated cash rents psf	$139.12	$—	$—	$175.42	$221.47
Percentage of new cash rent over previously escalated rents	(20.7%)	0.0%	0.0%	0.0%	11.4%
Leasing commission costs per square foot	$34.10	$—	$—	$25.20	$48.45
Tenant improvement costs per square foot	90.00	—	—	31.31	—

Total LC and TI per square foot (2)	$124.10	$—	$—	$56.51	$48.45

Occupancy	94.4%	94.4%	95.4%	97.3%	99.4%

Notes:

(1)	Includes 513,606 rentable square feet of retail space in the Company’s nine Manhattan office properties.
(2)

Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they were actually paid.

Fourth Quarter 2018
Total Portfolio Expirations and Vacates Summary
(unaudited and in square feet)

	Actual	Forecast (1)
	Three Months Ended	Three Months Ended
Total Portfolio (2)	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	Full Year 2019	Full Year 2020
Total Expirations	191,205	150,816	131,669	163,472	279,801	725,758	841,127
Less: Broadcasting	(27,283)	(7,852)	—	—	—	(7,852)	(1,673)

Office and Retail Expirations	163,922	142,964	131,669	163,472	279,801	717,906	839,454

Renewal & Relocations (3)	57,171	29,682	56,373	18,912	51,743	156,710	384,661
Short-term renewals (4)	3,479	—	—	—	—	—	—
New Leases (5)	48,070	15,967	—	11,718	29,310	56,995	25,224
Tenant Vacates (6)	26,687	62,389	28,125	73,409	133,756	297,679	111,477
Intentional Vacates (7)	24,272	9,658	30,979	50,051	56,379	147,067	29,852
Holdover (8)	4,243	—	—	—	—	—	—
Unknown (9)	—	25,268	16,192	9,382	8,613	59,455	288,240

Total Portfolio expirations and vacates	163,922	142,964	131,669	163,472	279,801	717,906	839,454

Manhattan Office Portfolio
Total Expirations	179,237	112,369	73,073	150,567	128,783	464,792	588,087
Less: Broadcasting	(27,283)	(7,852)	—	—	—	(7,852)	(1,673)

Office Expirations	151,954	104,517	73,073	150,567	128,783	456,940	586,414

Renewal & Relocations (3)	51,454	14,712	8,214	13,813	34,549	71,288	180,211
Short-term renewals (4)	—	—	—	—	—	—	—
New Leases (5)	48,070	15,967	—	11,718	29,310	56,995	20,974
Tenant Vacates (6)	23,915	56,285	19,550	73,409	17,815	167,059	77,230
Intentional Vacates (7)	24,272	1,501	30,979	44,292	38,946	115,718	29,852
Holdover (8)	4,243	—	—	—	—	—	—
Unknown (9)	—	16,052	14,330	7,335	8,163	45,880	278,147

Total expirations and vacates	151,954	104,517	73,073	150,567	128,783	456,940	586,414

Greater New York Metropolitan Area Office Portfolio
Office Expirations	11,968	38,205	55,823	7,146	133,585	234,759	224,778

Renewal & Relocations (3)	5,717	14,970	45,386	5,099	17,194	82,649	189,991
Short-term renewals (4)	3,479	—	—	—	—	—	—
New Leases (5)	—	—	—	—	—	—	4,250
Tenant Vacates (6)	2,772	6,104	8,575	—	115,941	130,620	28,010
Intentional Vacates (7)	—	7,915	—	—	—	7,915	—
Holdover (8)	—	—	—	—	—	—	—
Unknown (9)	—	9,216	1,862	2,047	450	13,575	2,527

Total expirations and vacates	11,968	38,205	55,823	7,146	133,585	234,759	224,778

Retail Portfolio
Retail Expirations	—	242	2,773	5,759	17,433	26,207	28,262

Renewal & Relocations (3)	—	—	2,773	—	—	2,773	14,459
Short-term renewals (4)	—	—	—	—	—	—	—
New Leases (5)	—	—	—	—	—	—	—
Tenant Vacates (6)	—	—	—	—	—	—	6,237
Intentional Vacates (7)	—	242	—	5,759	17,433	23,434	—
Holdover (8)	—	—	—	—	—	—	—
Unknown (9)	—	—	—	—	—	—	7,566

Total expirations and vacates	—	242	2,773	5,759	17,433	26,207	28,262

Notes:

(1)

These forecasts, which are subject to change, are based on management’s expectations, including, among other things, discussions with and other information provided by tenants as well as management’s analyses of past historical trends.

(2)

Any lease on month to month or short-term will re-appear in “Actual” in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. “Forecast” avoids double counting.

(3)

For forecasted periods, “Renewals” assume tenants renew their existing leases in all or a portion of their current spaces, and “Relocations” assume tenants move within a building or within the Company’s portfolio.

(4)	Represents tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2019.
(5)

For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. The lease commencement dates are not provided in this section.

(6)	For forecasted periods, “Tenant Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option.
(7)

For forecasted periods, “Intentional Vacates” assumes the Company decides not to renew tenant at the end of their existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.

(8)

Holdover represents a tenant that remains in its space, paying rent after the expiration of its lease, but is not anticipated to continue doing so on a monthly basis. These tenants may reappear in forecast periods in 2019.

(9)

For forecasted periods, “Unknown” represents tenants’ existing leases which do not fall into any of the above categories: Renewals & Relocations, New Leases, Tenant Vacates or Intentional Vacates and tenants’ whose intention is unknown.

Fourth Quarter 2018
Property Detail
(unaudited)

Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2)	Annualized Rent (3)	Annualized Rent per Occupied Square Foot (4)	Number of Leases (5)
Manhattan Office Properties - Office
The Empire State Building (6)	Penn Station -Times Sq. South	2,711,148	94.3%	$150,529,864	$58.88	174
One Grand Central Place	Grand Central	1,247,366	87.5%	62,462,156	57.20	210
1400 Broadway (8)	Penn Station -Times Sq. South	914,162	80.5%	36,996,042	50.29	29
111 West 33rd Street (9)	Penn Station -Times Sq. South	639,237	78.0%	28,556,500	57.30	19
250 West 57th Street	Columbus Circle - West Side	468,525	80.3%	22,355,109	59.41	54
501 Seventh Avenue	Penn Station -Times Sq. South	460,150	95.7%	19,825,295	45.00	29
1359 Broadway	Penn Station -Times Sq. South	455,824	97.4%	23,706,788	53.40	35
1350 Broadway (10)	Penn Station -Times Sq. South	373,205	84.1%	18,005,509	57.36	60
1333 Broadway	Penn Station -Times Sq. South	292,835	89.4%	13,732,665	52.48	10

Manhattan Office Properties - Office		7,562,452	88.8%	376,169,928	55.99	620
Manhattan Office Properties - Retail
The Empire State Building (7)	Penn Station -Times Sq. South	104,558	69.8%	13,364,098	183.13	14
One Grand Central Place	Grand Central	68,732	79.0%	6,402,538	117.91	13
1400 Broadway (8)	Penn Station -Times Sq. South	20,418	77.4%	2,020,613	127.78	8
112 West 34th Street (9)	Penn Station -Times Sq. South	90,132	100.0%	22,596,784	250.71	4
250 West 57th Street	Columbus Circle - West Side	67,927	100.0%	9,974,747	146.85	8
501 Seventh Avenue	Penn Station -Times Sq. South	35,558	88.3%	2,016,286	64.20	9
1359 Broadway	Penn Station -Times Sq. South	27,506	100.0%	2,263,576	82.29	6
1350 Broadway (10)	Penn Station -Times Sq. South	31,774	100.0%	6,799,221	213.99	6
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	9,006,000	134.42	4

Manhattan Office Properties - Retail		513,606	89.3%	74,443,863	162.24	72

Sub-Total/Weighted Average
Manhattan Office Properties - Office and Retail		8,076,058	88.9%	450,613,791	62.78	692

Greater New York Metropolitan Area Office Properties
First Stamford Place (11)	Stamford, CT	783,729	88.6%	30,139,103	43.41	48
Metro Center	Stamford, CT	281,928	82.5%	13,576,111	58.36	25
383 Main Avenue	Norwalk, CT	260,657	82.9%	7,181,693	33.25	21
500 Mamaroneck Avenue	Harrison, NY	288,202	86.5%	7,217,593	28.96	31
10 Bank Street	White Plains, NY	232,517	96.9%	7,974,296	35.38	34

Sub-Total/Weighted Average Greater New York
Metropolitan Area Office Properties		1,847,033	87.6%	66,088,796	40.86	159

Standalone Retail Properties
10 Union Square	Union Square	58,007	100.0%	7,019,176	121.01	13
1542 Third Avenue	Upper East Side	56,250	100.0%	3,895,512	69.25	4
1010 Third Avenue	Upper East Side	44,662	100.0%	3,745,234	83.86	2
77 West 55th Street	Midtown	25,388	100.0%	2,694,194	106.12	3
69-97 Main Street	Westport, CT	17,111	32.4%	708,876	127.93	2
103-107 Main Street	Westport, CT	4,330	100.0%	722,355	166.83	1

Sub-Total/Weighted Average Standalone
Retail Properties		205,748	94.4%	18,785,347	96.74	25

Portfolio Total		10,128,839	88.8%	$535,487,934	$59.57	876

Total/Weighted Average Office Properties		9,409,485	88.6%	$442,258,724	$53.05	779
Total/Weighted Average Retail Properties		719,354	90.8%	93,229,210	142.77	97

Portfolio Total		10,128,839	88.8%	$535,487,934	$59.57	876

Notes:

(1)

Excludes (i) 179,350 square feet of space across the Company’s portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.

(2)	Based on leases signed and commenced as of December 31, 2018.
(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents annualized rent under leases commenced as of December 31, 2018 divided by occupied square feet.
(5)

Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.

(6)	Includes 42,546 rentable square feet of space leased by the Company’s broadcasting tenants.
(7)	Includes 5,300 rentable square feet of space leased by WDFG North America, a licensee of the Company’s observatory.
(8)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 45 years (expiring December 31, 2063).
(9)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 59 years (expiring May 31, 2077).
(10)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 32 years (expiring July 31, 2050).
(11)	First Stamford Place consists of three buildings.

Fourth Quarter 2018
Tenant Lease Expirations
(unaudited)

Total Lease Expirations	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	831,830	8.2%	$—	0.0%	$—
Signed leases not commenced	22	307,407	3.0%	—	0.0%	—
4Q 2018 (4)	17	114,473	1.1%	6,041,172	1.1%	52.77

Total 2018	17	114,473	1.1%	6,041,172	1.1%	52.77
1Q 2019	39	150,816	1.5%	8,549,763	1.6%	56.69
2Q 2019	28	131,669	1.3%	7,798,536	1.5%	59.23
3Q 2019	34	163,472	1.6%	8,579,104	1.6%	52.48
4Q 2019	39	279,801	2.8%	13,264,689	2.5%	47.41

Total 2019	140	725,758	7.2%	38,192,092	7.1%	52.62
2020	136	841,127	8.3%	46,705,137	8.7%	55.53
2021	106	698,038	6.9%	40,003,243	7.5%	57.31
2022	96	540,111	5.3%	34,473,377	6.4%	63.83
2023	86	688,230	6.8%	41,363,802	7.7%	60.10
2024	62	608,298	6.0%	34,863,683	6.5%	57.31
2025	56	380,877	3.8%	28,328,373	5.3%	74.38
2026	42	951,180	9.4%	52,892,285	9.9%	55.61
2027	45	579,433	5.7%	33,227,941	6.2%	57.35
2028	28	977,740	9.7%	52,696,279	9.8%	53.90
Thereafter	62	1,884,337	18.6%	126,700,550	23.7%	67.24

Total	898	10,128,839	100.0%	$535,487,934	100.0%	$59.57

Manhattan Office Properties (5)
Available	—	549,316	7.3%	$—	0.0%	$—
Signed leases not commenced	17	294,114	3.9%	—	0.0%	—
4Q 2018 (4)	15	111,238	1.5%	5,826,063	1.5%	52.37

Total 2018	15	111,238	1.5%	5,826,063	1.5%	52.37
1Q 2019	24	112,369	1.5%	7,205,533	1.9%	64.12
2Q 2019	21	73,073	1.0%	3,876,824	1.0%	53.05
3Q 2019	28	150,567	2.0%	6,993,849	1.9%	46.45
4Q 2019	32	128,783	1.7%	7,173,754	1.9%	55.70

Total 2019	105	464,792	6.1%	25,249,960	6.7%	54.33
2020	104	588,087	7.8%	32,944,552	8.8%	56.02
2021	67	457,024	6.0%	25,385,479	6.7%	55.55
2022	71	363,454	4.8%	21,091,665	5.6%	58.03
2023	62	507,038	6.7%	28,776,689	7.6%	56.75
2024	41	377,044	5.0%	20,320,919	5.4%	53.90
2025	36	241,506	3.2%	14,120,004	3.8%	58.47
2026	29	815,416	10.8%	46,344,237	12.3%	56.84
2027	31	427,431	5.7%	23,440,994	6.2%	54.84
2028	18	908,488	12.0%	49,295,900	13.1%	54.26
Thereafter	41	1,457,504	19.2%	83,373,466	22.3%	57.20

Total Manhattan office properties	637	7,562,452	100.0%	$376,169,928	100.0%	$55.99

Notes:

(1)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(2)

Excludes (i) 179,350 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.

(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of December 31, 2018 and expire on December 31, 2018.
(5)	Excludes (i) retail space in the Company’s Manhattan office properties and (ii) the Empire State Building broadcasting licenses and observatory operations.

Fourth Quarter 2018
Tenant Lease Expirations
(unaudited)

Greater New York Metropolitan Area Office Properties	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	220,095	11.9%	$—	0.0%	$—
Signed leases not commenced	4	9,373	0.5%	—	0.0%	—
4Q 2018 (4)	1	2,772	0.2%	133,135	0.2%	48.03

Total 2018	1	2,772	0.2%	133,135	0.2%	48.03
1Q 2019	14	38,205	2.1%	1,340,230	2.0%	35.08
2Q 2019	6	55,823	3.0%	2,573,701	3.9%	46.10
3Q 2019	3	7,146	0.4%	270,887	0.4%	37.91
4Q 2019	6	133,585	7.2%	4,805,507	7.3%	35.97

Total 2019	29	234,759	12.7%	8,990,325	13.6%	38.30
2020	24	224,778	12.2%	10,172,305	15.4%	45.25
2021	31	210,934	11.4%	9,586,651	14.5%	45.45
2022	15	116,525	6.3%	4,398,892	6.7%	37.75
2023	14	126,488	6.8%	5,752,523	8.7%	45.48
2024	10	203,298	11.0%	8,901,687	13.5%	43.79
2025	12	102,046	5.5%	3,275,709	5.0%	32.10
2026	5	65,413	3.5%	2,058,298	3.1%	31.47
2027	6	64,229	3.5%	2,340,864	3.5%	36.45
2028	6	64,515	3.5%	2,277,599	3.4%	35.30
Thereafter	6	201,808	11.0%	8,200,808	12.4%	40.64

Total greater New York metropolitan area office properties	163	1,847,033	100.0%	$66,088,796	100.0%	$40.86

Retail Properties
Available	—	62,419	8.7%	$—	0.0%	$—
Signed leases not commenced	1	3,920	0.5%	—	0.0%	—
4Q 2018 (4)	1	463	0.1%	81,974	0.1%	177.05

Total 2018	1	463	0.1%	81,974	0.1%	177.05
1Q 2019	1	242	0.0%	4,000	0.0%	16.53
2Q 2019	1	2,773	0.4%	1,348,011	1.4%	486.12
3Q 2019	3	5,759	0.8%	1,314,368	1.4%	228.23
4Q 2019	1	17,433	2.4%	1,285,428	1.4%	73.74

Total 2019	6	26,207	3.6%	3,951,807	4.2%	150.79
2020	8	28,262	3.9%	3,588,280	3.8%	126.96
2021	8	30,080	4.2%	5,031,113	5.4%	167.26
2022	10	60,132	8.4%	8,982,820	9.6%	149.39
2023	10	54,704	7.6%	6,834,590	7.3%	124.94
2024	11	27,956	3.9%	5,641,077	6.1%	201.78
2025	8	37,325	5.2%	10,932,660	11.7%	292.90
2026	8	70,351	9.8%	4,489,750	4.8%	63.82
2027	8	87,773	12.2%	7,446,083	8.0%	84.83
2028	4	4,737	0.7%	1,122,780	1.2%	237.02
Thereafter	15	225,025	31.2%	35,126,276	37.8%	156.10

Total retail properties	98	719,354	100.0%	$93,229,210	100.0%	$142.77

Notes:

(1)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(2)

Excludes (i) 179,350 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.

(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of December 31, 2018 and expire on December 31, 2018.
(5)	Represents two license agreements.

Fourth Quarter 2018
Tenant Lease Expirations
(unaudited)

Empire State Building Office (1)	Number of Leases Expiring (2)	Rentable Square Feet Expiring (3)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (4) (5)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	135,233	5.0%	$—	0.0%	$—
Signed leases not commenced	4	19,313	0.7%	—	0.0%	—
4Q 2018 (6)	1	5,190	0.2%	152,250	0.1%	29.34

Total 2018	1	5,190	0.2%	152,250	0.1%	29.34
1Q 2019	8	13,514	0.5%	738,101	0.5%	54.62
2Q 2019	1	1,738	0.1%	91,789	0.1%	52.81
3Q 2019	1	5,588	0.2%	317,862	0.2%	56.88
4Q 2019	5	36,831	1.4%	2,018,442	1.3%	54.80

Total 2019	15	57,671	2.1%	3,166,194	2.1%	54.90
2020	34	294,217	10.9%	17,466,435	11.6%	59.37
2021	21	131,888	4.9%	7,736,154	5.1%	58.66
2022	21	95,218	3.5%	6,066,615	4.0%	63.71
2023	19	103,564	3.8%	6,505,861	4.3%	62.82
2024	13	88,151	3.3%	5,715,884	3.8%	64.84
2025	8	68,349	2.5%	3,838,791	2.6%	56.16
2026	10	432,549	16.0%	25,754,154	17.1%	59.54
2027	6	22,615	0.8%	1,398,330	0.9%	61.83
2028	4	545,713	20.1%	30,784,175	20.5%	56.41
Thereafter	22	711,477	26.2%	41,945,021	27.9%	58.95

Total Empire State Building office	178	2,711,148	100.0%	$150,529,864	100.0%	$58.88

Empire State Building Broadcasting Licenses and Leases			Annualized Base Rent (7)	Annualized Expense Reimbursements	Annualized Rent (4)	Percent of Annualized Rent
4Q 2018 (6)			$487,150	$121,034	$608,184	4.2%

Total 2018			487,150	121,034	608,184	4.2%
1Q 2019			212,240	44,297	256,537	1.8%
2Q 2019			—	—	—	0.0%
3Q 2019			—	—	—	0.0%
4Q 2019			—	—	—	0.0%

Total 2019			212,240	44,297	256,537	1.8%
2020			828,209	146,340	974,549	6.7%
2021			55,685	105,905	161,590	1.1%
2022			1,124,545	297,964	1,422,509	9.7%
2023			82,480	25,301	107,781	0.7%
2024			47,271	57,223	104,494	0.7%
2025			1,496,090	208,282	1,704,372	11.7%
2026			799,969	91,984	891,953	6.1%
2027			768,750	67,825	836,575	5.7%
2028			253,050	27,637	280,687	1.9%
Thereafter			6,313,154	938,246	7,251,400	49.7%

Total Empire State Building broadcasting licenses and leases			$12,468,593	$2,132,038	$14,600,631	100.0%

Notes:

(1)	Excludes retail space, broadcasting licenses and observatory operations
(2)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(3)	Excludes 25,937 rentable square feet of space attributable to building management use.
(4)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5)

Includes approximately $6.4 million of annualized rent related to physical space occupied by broadcasting tenants for their broadcasting operations. Does not include license fees charged to broadcasting tenants.

(6)	Represents leases that are included in occupancy as of December 31, 2018 and expire on December 31, 2018.
(7)	Represents license fees for the use of the Empire State Building mast and base rent for physical space occupied by broadcasting tenants.

Fourth Quarter 2018
20 Largest Tenants and Portfolio Tenant Diversification by Industry
(unaudited)

20 Largest Tenants		Property	Lease Expiration (1)	Weighted Average Remaining Lease Term(2)	Total Occupied Square Feet (3)	Percent of Portfolio Rentable Square Feet (4)	Annualized Rent (5)	Percent of Portfolio Annualized Rent (6)
1.	Global Brands Group	ESB, 1333 B’Way	Oct. 2023 - Oct. 2028	9.3 years	668,942	6.4%	$36,047,748	6.7%
2.	LinkedIn	ESB	Feb. 2026	7.2 years	312,947	3.0%	18,349,123	3.4%
3.	Coty	ESB	Jan. 2030	11.1 years	312,954	3.0%	16,954,249	3.2%
4.	PVH Corp.	501 Seventh Avenue	Dec. 2018 - Oct. 2028	9.3 years	237,281	2.3%	11,275,477	2.1%
5.	Sephora	112 West 34th Street	Jan. 2029	10.1 years	11,334	0.1%	10,457,709	2.0%
6.	Li & Fung	1359 Broadway	Oct. 2021-Oct. 2027	5.3 years	149,436	1.4%	7,471,631	1.4%
7.	Urban Outfitters	1333 Broadway	Sept. 2029	10.8 years	56,730	0.5%	7,103,124	1.3%
8.	Federal Deposit Insurance Corp.	ESB	Jan. 2020	1.1 years	121,879	1.2%	7,042,014	1.3%
9.	Macy’s	111 West 33rd Street	May 2030	11.4 years	131,117	1.3%	6,947,109	1.3%
10.	HNTB Corporation	ESB	Feb. 2029	10.2 years	105,143	1.0%	6,661,814	1.2%
11.	Duane Reade	ESB, 1350 B’Way, 250 West 57th	Feb. 2021-Sept. 2027	5.9 years	47,541	0.5%	6,343,147	1.2%
12.	Footlocker	112 West 34th Street	Sept. 2031	12.8 years	34,192	0.3%	6,258,212	1.2%
13.	Legg Mason	First Stamford Place	Sept. 2024	5.8 years	137,583	1.3%	6,246,888	1.2%
14.	WDFG North America	ESB	Dec. 2025	7.0 years	5,300	0.1%	5,693,074	1.1%
15.	Shutterstock	ESB	Apr. 2029	10.3 years	104,386	1.0%	5,527,630	1.0%
16.	The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	10.9 years	86,492	0.8%	5,330,672	1.0%
17.	ASCAP	250 West 57th Street	Aug. 2034	15.8 years	87,943	0.8%	5,250,464	1.0%
18.	Kohl’s	1400 Broadway	May 2029	10.4 years	118,516	1.1%	5,216,894	1.0%
19.	The Gap, Inc.	111 West 33rd Street, OGCP	Dec 2018-Jan. 2030	5.3 years	83,408	0.8%	4,770,844	0.9%
20.	On Deck Capital, Inc.	1400 Broadway	Dec 2018-Dec. 2026	8.0 years	81,290	0.8%	4,503,015	0.8%

	Total				2,894,414	27.7%	$183,450,838	34.3%

Notes:

(1)	Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(2)	Represents the weighted average lease term, based on annualized rent.
(3)	Based on leases signed and commenced as of December 31, 2018.
(4)	Represents the percentage of rentable square feet of the Company’s office and retail portfolios in the aggregate.
(5)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6)	Represents the percentage of annualized rent of the Company’s office and retail portfolios in the aggregate. Portfolio Tenant Diversification by Industry (based on annualized rent)

Portfolio Tenant Diversification by Industry (based on annualized rent)

Fourth Quarter 2018
Capital Expenditures and Redevelopment Program and Leasing Opportunity
(unaudited and dollars in thousands)

	Three Months Ended
Capital expenditures	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Tenant improvements - first generation	$26,079	$21,229	$31,921	$17,298	$17,680
Tenant improvements - second generation	7,963	10,069	4,874	2,039	6,966
Leasing commissions - first generation	4,533	4,813	1,698	3,699	6,207
Leasing commissions - second generation	2,845	2,576	866	3,024	2,996
Building improvements - first generation	10,085	18,418	19,862	13,664	19,591
Building improvements - second generation	8,624	2,279	4,329	1,719	3,566
Observatory capital project (1)	12,750	14,507	15,871	11,533	16,360

Total	$72,879	$73,891	$79,421	$52,976	$73,366

Note:

(1)	Total Observatory capital project spent-to-date was $91,282 as of December 31, 2018.

Tenant space redevelopment by square feet (2) (3)

- Future redevelopment (Empire State Building) - 180,000 square feet

- Future redevelopment (other Manhattan properties) - 490,000 square feet

- Redevelopment completed - 7,310,000 square feet

Inventory of vacant space (2)

- Developed - 520,000 square feet, 93%

- Undeveloped - 40,000 square feet, 7%

Inventory of undeveloped space (2)

- Vacant - 40,000 square feet, 6%

- Expires in 2019 - 170,000 square feet, 25%

- Expires in 2020 and thereafter - 460,000 square feet, 69%

Developed 70,000 square feet in the fourth quarter 2018 and 300,000 square feet year-to-date December 31, 2018.

Leasing Opportunity—Inventory of Current Vacant Space as of December 31, 2018 (in square feet)

Total Portfolio vacant space	1,139,000

Signed leases not commenced (“SLNC”):
Manhattan Office Properties SLNC	294,000
Greater New York Office Properties SLNC	9,000
Retail Properties SLNC	4,000
Redeveloped Manhattan Office space	438,000
Greater New York Office Properties space	220,000
Retail Properties space	63,000
Undeveloped Manhattan Office space	20,000
Space held off market	47,000
Other	44,000

Total	1,139,000

Development of Space Expected to Vacate from January 1, 2019 through December 31, 2019 (in square feet)

	Expected Vacates	2019	2020	2021	Thereafter
Tenant Vacates
Developed	153,442
Undeveloped space to be developed	13,617	—	—	—	13,617

	167,059

Intentional Vacates
Developed	67,689
Undeveloped space to be developed	71,463	—	1,441	—	70,022

	139,152

Notes:

(2)	These estimates are based on the Company’s current budgets and are subject to change.
(3)

Redevelopment program is for the Manhattan office assets only. Square footage based on market measurement. Developed space includes space that has been demolished and completed asbestos abatement and available for lease up or ready to be prebuilt. Permanent building use spaces, amenity spaces and broadcasting spaces are excluded.

Fourth Quarter 2018
Observatory Summary
(unaudited and in thousands)

		Three Months Ended
Observatory NOI	Twelve Months to Date	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Observatory revenue (1)	$131,227	$34,536	$40,241	$35,201	$21,249	$32,906
Observatory expenses	32,767	8,899	8,854	7,678	7,336	7,196

NOI	98,460	25,637	31,387	27,523	13,913	25,710
Intercompany rent expense (2)	79,954	20,598	23,805	21,990	13,561	20,292

NOI after intercompany rent	$18,506	$5,039	$7,582	$5,533	$352	$5,418

Observatory Metrics
Number of visitors (3)		945,000	1,168,000	1,049,000	644,000	991,000
Change in visitors year over year		(4.6%)	(5.6%)	(4.1%)	4.1%	(4.7%)
Number of bad weather days (“BWD”) (4)		19	11	11	15	10
Estimated effect of BWD’s on number of visitors (5)		(43,000)	(24,000)	19,000	(14,000)	(2,000)
102nd floor revenue (6)		$2,388	$3,066	$3,041	$83	$2,767

Notes:

(1)

Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. For the three months ended December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018 and December 31, 2017, the fixed license fee was $1,411, $1,411, $1,410, $1,410 and $1,369, respectively.

(2)	The observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.
(5)	Represents an estimated reduction in the number of visitors due to bad weather days compared to the same quarter in the prior year.
(6)

Reflects revenues derived from the 102nd floor observatory. This revenue is included in total observatory revenues above and will be disclosed separately throughout the duration of the observatory capital improvement program.

Annual Observatory Revenues 2014 to 2018

Fourth Quarter 2018
Condensed Consolidated Balance Sheets
(unaudited and dollars in thousands)

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Assets
Commercial real estate properties, at cost:
Land	$201,196	$201,196	$201,196	$201,196	$201,196
Development costs	7,987	7,987	7,987	7,986	7,986
Building and improvements	2,675,303	2,616,772	2,562,662	2,495,901	2,458,473

	2,884,486	2,825,955	2,771,845	2,705,083	2,667,655
Less: accumulated depreciation	(747,304)	(718,959)	(698,725)	(678,250)	(656,900)

Commercial real estate properties, net	2,137,182	2,106,996	2,073,120	2,026,833	2,010,755
Cash and cash equivalents	204,981	229,745	251,797	690,471	464,344
Restricted cash	65,832	54,356	58,719	61,699	65,853
Short term investments	400,000	400,000	400,000	—	—
Tenant and other receivables, net	29,437	31,342	21,600	25,156	28,329
Deferred rent receivables, net	200,903	195,455	190,419	184,667	178,629
Prepaid expenses and other assets	64,345	50,663	64,695	39,393	61,028
Deferred costs, net	241,223	244,441	246,763	255,844	262,701
Acquired below-market ground leases, net	360,398	362,355	364,313	366,271	368,229
Goodwill	491,479	491,479	491,479	491,479	491,479

Total assets	$4,195,780	$4,166,832	$4,162,905	$4,141,813	$3,931,347

Liabilities and Equity
Mortgage notes payable, net	$608,567	$609,299	$610,026	$610,826	$717,164
Senior unsecured notes, net	1,046,219	1,045,362	1,044,573	1,043,677	707,895
Unsecured term loan facility, net	264,147	264,023	263,900	263,777	263,662
Unsecured revolving credit facility	—	—	—	—	—
Accounts payable and accrued expenses	130,676	128,340	129,944	106,830	110,849
Acquired below-market leases, net	52,450	55,662	58,960	62,418	66,047
Deferred revenue and other liabilities	44,810	32,175	29,553	37,499	40,907
Tenants’ security deposits	57,802	42,520	42,808	43,448	47,086

Total liabilities	2,204,671	2,177,381	2,179,764	2,168,475	1,953,610
Total equity	1,991,109	1,989,451	1,983,141	1,973,338	1,977,737

Total liabilities and equity	$4,195,780	$4,166,832	$4,162,905	$4,141,813	$3,931,347

Fourth Quarter 2018
Condensed Consolidated Statements of Income
(unaudited and in thousands, except per share amounts)

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Revenues
Rental revenue	$123,261	$123,621	$124,038	$122,311	$123,596
Tenant expense reimbursement	19,746	18,627	16,205	17,794	19,790
Observatory revenue	34,536	40,241	35,201	21,249	32,906
Lease termination fees(1)	18,683	1,185	357	622	3,197
Third party management and other fees	289	312	376	463	312
Other revenue and fees	2,794	2,416	2,352	4,832 (2)	2,496

Total revenues	199,309	186,402	178,529	167,271	182,297
Operating expenses
Property operating expenses	41,004	42,772	39,418	44,185	41,522
Ground rent expenses	2,332	2,331	2,332	2,331	2,332
General and administrative expenses	13,673	13,148	13,225	12,628	13,749
Observatory expenses	8,899	8,854	7,678	7,336	7,196
Real estate taxes	28,229	28,284	26,743	26,744	26,465
Depreciation and amortization	46,682	42,475	39,468	39,883	40,842

Total operating expenses	140,819	137,864	128,864	133,107	132,106

Total operating income	58,490	48,538	49,665	34,164	50,191
Other income (expense)
Interest income	3,452	3,485	2,499	1,225	773
Interest expense	(20,849)	(20,658)	(20,525)	(17,591)	(16,364)

Income before income taxes	41,093	31,365	31,639	17,798	34,600
Income tax (expense) benefit	(1,312)	(2,135)	(1,455)	260	(2,340)

Net income	39,781	29,230	30,184	18,058	32,260
Perpetual preferred unit distributions	(234)	(234)	(234)	(234)	(234)
Net income attributable to non-controlling interests	(16,705)	(12,654)	(13,299)	(8,056)	(14,754)

Net income attributable to common stockholders	$22,842	$16,342	$16,651	$9,768	$17,272

Weighted average common shares outstanding
Basic	171,829	167,657	165,256	162,667	159,989

Diluted	297,492	297,478	297,244	296,827	297,898

Net income per share attributable to common stockholders
Basic and diluted	$0.13	$0.10	$0.10	$0.06	$0.11

Dividends per share	$0.105	$0.105	$0.105	$0.105	$0.105

Notes:

(1)

Annual lease termination fees and end of lease income for the years ended December 31, 2014 through 2017 totaled $6.1 million, $2.0 million, $7.7 million and $13.6 million, respectively, for an average of $7.4 million per year. For the year ended December 31, 2018, lease termination fees and end of lease income totaled $20.8 million.

(2)	Includes a $2.8 million settlement reached with a former broadcast tenant.

Fourth Quarter 2018
Funds from Operations (“FFO”), Modified Funds From Operations (“Modified FFO”), Core Funds
from Operations (“Core FFO”), Core Funds Available for Distribution (“Core FAD”) and EBITDA
(unaudited and in thousands, except per share amounts)

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Reconciliation of Net Income to FFO, Modified FFO and Core FFO
Net Income	$39,781	$29,230	$30,184	$18,058	$32,260
Preferred unit distributions	(234)	(234)	(234)	(234)	(234)
Real estate depreciation and amortization	45,771	42,004	39,049	39,468	40,484

FFO attributable to common stockholders and non-controlled interests	85,318	71,000	68,999	57,292	72,510
Amortization of below-market ground lease	1,958	1,957	1,958	1,958	1,958

Modified FFO attributable to common stockholders and non-controlled interests	87,276	72,957	70,957	59,250	74,468
Deferred tax asset write-off	—	—	—	—	446

Core FFO attributable to common stockholders and non-controlled interests	$87,276	$72,957	$70,957	$59,250	$74,914

Total weighted average shares and Operating Partnership Units
Basic	297,492	297,478	297,244	296,824	296,654

Diluted	297,492	297,478	297,244	296,827	297,898

FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.29	$0.24	$0.23	$0.19	$0.24

Diluted	$0.29	$0.24	$0.23	$0.19	$0.24

Modified FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.29	$0.25	$0.24	$0.20	$0.25

Diluted	$0.29	$0.25	$0.24	$0.20	$0.25

Core FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.29	$0.25	$0.24	$0.20	$0.25

Diluted	$0.29	$0.25	$0.24	$0.20	$0.25

Reconciliation of Core FFO to Core FAD
Core FFO	$87,276	$72,957	$70,957	$59,250	$74,914
Add:
Amortization of deferred financing costs	1,021	1,020	1,023	1,034	1,036
Non-real estate depreciation and amortization	912	826	419	415	358
Amortization of non-cash compensation expense	4,722	4,852	4,656	4,555	3,292
Amortization of debt discount	667	668	668	668	667
Amortization of loss on interest rate derivative	385	474	536	—	—
Deduct:
Straight-line rental revenues	(5,445)	(5,000)	(5,809)	(5,853)	(5,963)
Amortization of debt premiums	—	—	—	(949)	(1,737)
Above/below-market rent revenue amortization	(1,733)	(1,668)	(1,551)	(1,168)	(1,567)
Corporate capital expenditures	(231)	—	—	—	(5)
Tenant improvements - second generation	(7,963)	(10,069)	(4,874)	(2,039)	(6,966)
Building improvements - second generation	(8,624)	(2,279)	(4,329)	(1,719)	(3,566)
Leasing commissions - second generation	(2,845)	(2,576)	(866)	(3,024)	(2,996)

Core FAD	$68,142	$59,205	$60,830	$51,170	$57,467

Reconciliation of Net Income to EBITDA
Net income	$39,781	$29,230	$30,184	$18,058	$32,260
Interest expense	20,849	20,658	20,525	17,591	16,364
Income tax expense (benefit)	1,312	2,135	1,455	(260)	2,340
Depreciation and amortization	46,682	42,475	39,468	39,883	40,842

EBITDA	$108,624	$94,498	$91,632	$75,272	$91,806

Fourth Quarter 2018
Debt Summary
(unaudited and dollars in thousands)

	December 31, 2018			September 30, 2018
		Weighted Average			Weighted Average
Debt Summary	Balance	Interest Rate	Maturity (Years)	Balance	Interest Rate	Maturity (Years)
Fixed rate mortgage debt	$614,612	4.10%	10.0	$615,537	4.10%	10.3
Senior unsecured notes	1,050,000	3.82%	8.2	1,050,000	3.82%	8.4
Unsecured term loan facility (1)	265,000	3.35%	3.7	265,000	3.35%	3.9

Total fixed rate debt	1,929,612	3.84%	8.1	1,930,537	3.84%	8.3
Unsecured revolving credit facility	—	—	2.7	—	—	2.9

Total variable rate debt	—	—	2.7	—	—	2.9

Total debt	1,929,612	3.84%	8.1	1,930,537	3.84%	8.3

Discount	(1,647)			(2,315)
Deferred financing costs, net	(9,032)			(9,538)

Total	$1,918,933			$1,918,684

Note:

(1)	LIBOR is fixed at 2.1485% under a variable to fixed interest rate swap agreement.

Available Capacity	Facility	Outstanding at December 31, 2018	Letters of Credit	Available Capacity
Unsecured revolving credit facility (1)	$1,100,000	$—	$—	$1,100,000

Covenant Summary	Required		Current Quarter		In Compliance
Maximum Total Leverage(2)	< 60%		24.4%		Yes
Maximum Secured Debt	< 40%		7.7%		Yes
Minimum Fixed Charge Coverage	> 1.50	x	4.8	x	Yes
Minimum Unencumbered Interest Coverage	> 1.75	x	7.1	x	Yes
Maximum Unsecured Leverage	< 60%		19.1%		Yes
Minimum Tangible Net Worth	$1,252,954		$1,803,312		Yes

Notes:

(1)

The unsecured revolving credit and term loan facility has an accordion feature allowing for an increase in maximum aggregate principal balance to $1.75 billion under certain circumstances. This unsecured revolving credit facility matures in August 2021 with two additional six-month extension options.

(2)	Represents the ratio of total indebtedness to total asset value as defined and determined in accordance with the credit facility agreement.

Fourth Quarter 2018
Debt Detail
(unaudited and dollars in thousands)

	Stated Interest Rate (%)	Current Interest Rate (%)	Principal Balance	Maturity Date	Amortization
Fixed rate mortgage debt:
Metro Center	3.59%	3.59%	$91,838	11/5/2024	30 years
10 Union Square	3.70%	3.70%	50,000	4/1/2026	Interest only
1542 Third Avenue	4.29%	4.29%	30,000	5/1/2027	Interest only
First Stamford Place (1)	4.28%	4.28%	180,000	7/1/2027	5 years interest only; 30 years thereafter
1010 Third Avenue and 77 West 55th Street	4.01%	4.01%	38,995	1/5/2028	30 years
10 Bank Street	4.23%	4.23%	33,779	6/1/2032	25 years
383 Main Avenue	4.44%	4.44%	30,000	6/30/2032	5 years interest only; 30 years thereafter
1333 Broadway	4.21%	4.21%	160,000	2/5/2033	Interest only

Total mortgage debt			614,612
Exchangeable senior unsecured notes	2.63%	2.63%	250,000	8/15/2019	Interest only
Unsecured revolving credit facility	LIBOR plus 1.10%	3.60%	—	8/29/2021	Interest only
Unsecured term loan facility (2)	LIBOR plus 1.20%	3.35%	265,000	8/29/2022	Interest only
Senior unsecured notes:
Series A	3.93%	3.93%	100,000	3/27/2025	Interest only
Series B	4.09%	4.09%	125,000	3/27/2027	Interest only
Series C	4.18%	4.18%	125,000	3/27/2030	Interest only
Series D	4.08%	4.08%	115,000	1/22/2028	Interest only
Series E	4.26%	4.26%	160,000	3/22/2030	Interest only
Series F	4.44%	4.44%	175,000	3/22/2033	Interest only

Total / weighted average debt		3.84%	1,929,612

Discount			(1,647)
Deferred financing costs, net			(9,032)

Total (3)			$1,918,933

Notes:

(1)	Represents a $164 million mortgage loan bearing interest at 4.09% and a $16 million loan bearing interest at 6.25%.
(2)	LIBOR is fixed at 2.1485% under a variable to fixed interest rate swap agreement.
(3)	Capitalized interest was $0.3 million for the three months ended December 31, 2018.

Fourth Quarter 2018
Debt Maturities and Ground Lease Commitments
(unaudited and dollars in thousands)

Year	Amortization	Maturities (1)	Total	Percentage of Total Debt	Weighted Average Interest Rate of Maturing Debt
2019	$3,790	$250,000	$253,790	13.2%	2.63%
2020	3,938	—	3,938	0.2%	n/a
2021	4,090	—	4,090	0.2%	n/a
2022	5,628	265,000	270,628	14.0%	3.35%
2023	7,876	—	7,876	0.4%	n/a
Thereafter	33,868	1,355,422	1,389,290	72.0%	4.15%

Total debt	$59,190	$1,870,422	1,929,612	100.0%	3.84%

Discount			(1,647)
Deferred financing costs, net			(9,032)

Total			$1,918,933

Note:

(1)	Assumes no extension options are exercised.

Debt Maturity Profile

Ground Lease Commitments

Year	1350 Broadway	1400 Broadway	111 West 33rd Street	Total
2019	$108	$675	$735	$1,518
2020	108	675	735	1,518
2021	108	675	735	1,518
2022	108	675	735	1,518
2023	108	675	735	1,518
Thereafter	2,037	27,000	39,261	68,298

	$2,577	$30,375	$42,936	$75,888

Fourth Quarter 2018
Supplemental Definitions

Funds From Operations (“FFO”)

We compute FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment writedowns of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of its performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.

Modified Funds From Operations (“Modified FFO”)

Modified FFO adds back an adjustment for any above or below-market ground lease amortization to traditionally defined FFO. We consider this a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we consider it an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.

Core Funds From Operations (“Core FFO”)

Core FFO adds back to Modified FFO the following items: deferred tax asset write-off, loss on early extinguishment of debt and acquisition expenses. The Company presents Core FFO because it considers it an important supplemental measure of its operating performance in that it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

Core Funds Available for Distribution (“Core FAD”)

In addition to Core FFO, we present Core FAD by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses and (ii) deducting straight line rent, recurring second generation leasing commissions, tenant improvements, prebuilts, capital expenditures, furniture, fixtures & equipment, amortization of debt premiums and above/below market rent revenue. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs., including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.

Net Operating Income (NOI)

NOI is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by; (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt and loss from derivative financial instruments or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from net operating income because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed, purchases or sales. We believe that eliminating these costs from net income is useful because the resulting measure captures the actual revenue, generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly titled measures and, accordingly, our NOI may not-be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

EBITDA

We compute EBITDA as net income plus interest expense, income taxes and depreciation. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity.